UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

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Center Financial Corporation

(Name of Registrant as Specified In Its Charter)

N/A

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 14, 2003

TO THE SHAREHOLDERS OF CENTER FINANCIAL CORPORATION:

NOTICE IS HEREBY GIVEN that pursuant to its Bylaws and the call of its Board of Directors, the Annual Meeting of Shareholders (the “Meeting”) of Center Financial Corporation (the “Company”) will be held at the Olympic Office of Center Bank, 2222 West Olympic Boulevard, Los Angeles, California 90006 on Wednesday, May 14, 2003 at 6:00 p.m., for the purpose of considering and voting upon the following matters.

1.    Election of Directors. To elect one class of five (5) nominees and one class of four (4) nominees, with Class I having an initial term of two years, and Class II having an initial term of one year. The nominees are as follows:

Class I (terms to expire in 2005)	Class II (terms to expire in 2004)
David Z. Hong	Jin Chul Jhung
Chang Hwi Kim	Peter Y. S. Kim
Sang Hoon Kim	Seon Hong Kim
Chung Hyun Lee	Warren A. Mackey
Monica M. Yoon

2.    Transacting such other business as may properly come before the Meeting and any and all adjournments thereof.

The Bylaws of the Company provide for the nomination of directors in the following manner:

“Nominations for election of members of the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of voting stock of the Corporation entitled to vote for the election of directors. Notice of intention to make any nominations, other than by the Board of Directors, shall be made in writing and shall be received by the President of the Corporation no more than 60 days prior to any meeting of shareholders called for the election of directors, and no more than 10 days after the date the notice of such meeting is sent to shareholders pursuant to Section 5(a) of Article III of these bylaws; provided, however, that if only 10 days’ notice of the meeting is given to shareholders, such notice of intention to nominate shall be received by the President of the Corporation not later than the time fixed in the notice of the meeting for the opening of the meeting. Such notification shall contain the following information to the extent known to the notifying shareholder: (A) the name and address of each proposed nominee; (B) the principal occupation of each proposed nominee; (C) the number of shares of voting stock of the Corporation owned by each proposed nominee; (D) the name and residence address of the notifying shareholder; and (E) the number of shares of voting stock of the Corporation owned by the notifying shareholder. Nominations not made in accordance herewith may be disregarded by the then chairman of the meeting, and the inspectors of election shall then disregard all votes cast for each such nominee.”

Only those shareholders of record at the close of business on March 17, 2003 will be entitled to notice of and to vote at the Meeting.

DATED: April 25, 2003	By Order of the Board of Directors /s/ Yong Hwa Kim Yong Hwa Kim Secretary

IT IS VERY IMPORTANT THAT EVERY SHAREHOLDER VOTE. WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

IN ORDER TO FACILITATE THE PROVIDING OF ADEQUATE ACCOMMODATIONS, PLEASE INDICATE ON THE PROXY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING.

2

CENTER FINANCIAL CORPORATION

3435 Wilshire Boulevard, Suite 700

Los Angeles, California 90010

(213) 251-2222

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 14, 2003

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders (the “Meeting”) of Center Financial Corporation (the “Company”) to be held at the Olympic Office of Center Bank (the “Bank”), 2222 West Olympic, Los Angeles, California 90006, at 6:00 p.m., on Wednesday, May 14, 2003, and at any and all adjournments thereof. The solicitation of the Proxy accompanying this Proxy Statement is made by the Board of Directors of the Company and the costs of such solicitation will be borne by the Company.

It is expected that this Proxy Statement and accompanying Notice will be mailed to shareholders on approximately April 25, 2003.

The matters to be considered and voted upon at the Meeting will be:

1.	Election of Directors. To elect one class of five (5) nominees and one class of four (4) nominees, with Class I having an initial term of two years, and Class II having an initial term of one year.

2.	To transact such other business as may properly come before the Meeting and at any and all adjournments thereof.

Revocability of Proxies

A Proxy for use at the Meeting is enclosed. Any shareholder who executes and delivers such Proxy has the right to revoke it at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending the Meeting and voting in person. Subject to such revocation, all shares represented by a properly executed Proxy received in time for the Meeting will be voted by the proxy holders whose names are set forth in the accompanying Proxy (the “Proxy Holders”) in accordance with the instructions on the Proxy. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the Proxy will be voted in favor of the election of the nominees for directors set forth herein and, if any other business is properly presented at the Meeting, in accordance with the recommendations of the Board of Directors.

Solicitation of Proxies

The Company will bear the cost of this solicitation, including the expense of preparing, assembling, printing and mailing this Proxy Statement and the material used in this solicitation of proxies. The proxies will be solicited principally through the mails, but directors, officers and regular employees of the Company may solicit proxies personally or by telephone. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries to forward these proxy solicitation materials to shareholders whose stock in the Company is held of record by such entities, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. In addition, the Company may pay for and utilize the services of individuals or companies it does not regularly employ in connection with this solicitation of proxies, if management determines it advisable.

VOTING SECURITIES

There were issued and outstanding 7,763,097 shares of the Company’s common stock on March 17, 2003, which has been set as the Record Date for the purpose of determining the shareholders entitled to notice of and to vote at the Meeting. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of the common stock is necessary to constitute a quorum at the Meeting for the transaction of business. Abstentions and broker non-votes are each included in the determination of the number of shares present for determining a quorum but are not counted on any matters brought before the Meeting.

Each holder of common stock will be entitled to one vote, in person or by proxy, for each share of common stock standing in his or her name on the books of the Company as of March 17, 2003 for the annual meeting on any matter submitted to the vote of the shareholders. An abstention or broker non-vote will have the same effect as a vote against a director nominee and against any other matters submitted for shareholder approval. Shareholders of the Company do not have cumulative voting rights in connection with the election of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Management knows of no person who owns beneficially more than 5% of the outstanding Common Stock of the Company, except for David Z. Hong, Sang Hoon Kim, Monica M. Yoon and Warren A. Mackey, all of whom are members of the Company’s Board of Directors (see “ELECTION OF DIRECTORS” herein); Schwerin Boyle Capital Management, Inc. (“Schwerin Boyle”); and First Wilshire Securities Management Inc. (“First Wilshire”). The following table furnishes information, as of March 17, 2003, regarding Schwerin Boyle and First Wilshire:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	Schwerin Boyle Capital Management, Inc. 1391 Main Street Springfield, Massachusetts 01103	552,107[1]	7.11%

Common Stock	First Wilshire Securities Management, Inc. 600 South Lake Street, Suite 100 Pasadena, California 91106	459,814[2]	5.92%

ELECTION OF DIRECTORS

The Bylaws of the Company provide that the number of directors shall be not fewer than eight (8) nor more than fifteen (15) until changed by a bylaw amendment duly adopted by the vote or written consent of the Company’s shareholders. The Bylaws further provide that the exact number of directors shall be fixed from time to time, within the foregoing range, by a bylaw or amendment thereof or by a resolution duly adopted by the vote or written consent of the Company’s shareholders or by the Company’s Board of Directors. The exact number of directors is presently fixed at nine (9).

1 Represents shares reported on a Schedule 13G by Schwerin Boyle, an investment adviser as defined in applicable SEC rules. No client of Schwerin Boyle is known to have a beneficial ownership interest in more than 5% of the Company's common stock. Schwerin Boyle has sole dispositive power with respect to all 552,107 shares and sole voting power with respect to 32,839 of such shares. Although the shares figures were reported as of December 31, 2002, the figures in the table and this footnote have been adjusted to reflect the 8% stock dividend paid to shareholders of record as of March 14, 2003.

2 Represents shares reported on a Schedule 13G by First Wilshire, an investment adviser as defined in applicable SEC rules. No client of First Wilshire is known to have a beneficial ownership interest in more than 5% of the Company's common stock. First Wilshire has sole dispositive power with respect to 459,814 of such shares and sole voting power with respect to 10,606 of such shares. Although the shares figures were reported as of December 31, 2002, the figures in the table and this footnote have been adjusted to reflect the 8% stock dividend paid to shareholders of record as of March 14, 2003.

Pursuant to the terms of the Company’s Articles of Incorporation, effective as of the date the Company’s securities began trading on the Nasdaq National Market (October 29, 2002) and the Company therefore became a “listed” corporation within the meaning of the California Corporations Code, the Board of Directors is divided into two classes, designated Classes I and II. The directors have previously served terms of one year. As this is the first meeting at which the two classes of directors will be implemented, the Class I directors to be elected at the Meeting will be elected for two-year terms, and the Class II directors will be elected for one-year terms. Thereafter, only one class of directors will be elected each year, to serve for terms of two years.

The Board of Directors to be elected at the Meeting will consist of two classes holding the terms of office indicated below:

Class I (terms to expire in 2005)	Class II (terms to expire in 2004)
David Z. Hong	Jin Chul Jhung
Chang Hwi Kim	Peter Y. S. Kim
Sang Hoon Kim	Seon Hong Kim
Chung Hyun Lee	Warren A. Mackey
Monica M. Yoon

Votes will be cast pursuant to the enclosed Proxy in such a way as to effect the election of said nine (9) nominees, or as many thereof as possible under applicable voting rules. In the event that any of the nominees should be unable to serve as a director, it is intended that the Proxy will be voted for the election of such substitute nominee, if any, as shall be designated by the Board of Directors. Management has no reason to believe that any nominee will become unavailable.

Since shareholders do not have cumulative voting rights in the election of directors (also effective as of the date the Company’s securities began trading on the Nasdaq National Market (October 29, 2002) and the Company therefore became a “listed” corporation within the meaning of the California Corporations Code), the affirmative vote of a majority of the votes cast is required for the election of directors. In the event that any of the nominees should be unable to serve as a director, it is intended that the Proxy will be voted for the election of such substitute nominee, if any, as shall be designated by the Board of Directors. Management has no reason to believe that any nominee will become unavailable.

The following table sets forth certain information as of March 17, 2003, with respect to (i) each of the persons to be nominated by the Board of Directors for election as directors, (ii) each of the Company’s directors and executive officers, and (iii) the directors and executive officers of the Company as a group:

Name and Offices Held with Company[3]	Principal Occupation for the Past Five Years	Age	Director Since/Term to Expire	Common Stock Beneficially Owned on March 17, 2003
				Number of Shares[4]	Vested Option Shares[5]	Percentage of Shares Outstanding
Chung Hyun Lee Chairman of the Board	President, Nuart International, Inc. (Cosmetics Importing)	61	2000/ 2005 (1985)[6]	362,243	0	4.67%

David Z. Hong[7] Director	Retired (formerly accountant, David Hong Accounting Service)	73	2000/ 2005 (1985)[6]	486,639	0	6.27%

Jin Chul Jhung Director	President and Chairman, Royal Imax, Inc (Importing and Wholesale)	59	2000/ 2004 (1998)[6]	109,617	0	1.41%

Chang Hwi Kim Director	President, Maxion Inc. (Home Entertainment)	60	2000/ 2005 (1989)[6]	374,038	0	4.82%

Peter Y. S. Kim Director	President and Chairman, Harbor Express Inc., Gold Point Transportation, Bridge Warehouse, Inc. (Trucking)	54	2000/ 2004 (1998)[6]	256,845	0	3.31%

Sang Hoon Kim[7] Director	Chairman and Chief Executive Officer, Tmecca.com (On-line Provider of Professional Books and Magazines)[8]	62	2000/ 2005 (1985)[6]	540,554[9]	96,742	8.11%[10]

3 All offices held apply to both Center Financial Corporation and Center Bank unless otherwise indicated.

4 Except as otherwise noted, may include shares held by such person’s spouse (except where legally separated) and minor children, and by any other relative of such person who has the same home; shares held by a family trust as to which such person is a trustee and primary beneficiary with sole voting and investment power (or shared power with a spouse); or shares held in an Individual Retirement Account or pension plan as to which such person (and/or such person's spouse) is the sole beneficiary and has pass-through voting rights and investment power.

5 Consists of option shares which are vested or will vest within 60 days of March 17, 2003 pursuant to the Company’s Stock Option Plan. (See “Stock Options” and “Compensation of Directors.”)

6 Year first elected or appointed a director of the Bank.

7 Mr. Hong’s address is 6029 Woodfern Drive, Rancho Palos Verdes, California 90274; Sang Hoon Kim’s address is 4201 Wilshire Blvd., Suite 620, Los Angeles, California 90010; Mr. Mackey’s address is 123 West 92nd Street, Suite 2, New York, New York 10025; and Ms. Yoon’s address is 47 Belcourt Drive, N., Newport Beach, California 92660.

8 Sang Hoon Kim has been Chairman and Chief Executive Officer of Tmecca.com since March 2001. Previously, he served as President of Protrend, Inc. an apparel marketing company in Los Angeles, California from 1979 to 1999.

9 Includes 44,365 shares held by Saymee K, Inc., of which Sang Hoon Kim’s adult son is President and a majority shareholder, as to which shares Sang Hoon Kim has shared voting and investment power. Also includes 271,418 shares owned by Mr. Kim’s adult children, and 177,159 shares held by other relatives of Mr. Kim, as to which shares Mr. Kim has shared voting and investment power pursuant to agreements with the record owners of the shares.

10 This percentage is based on the total number of shares of the Company’s common stock outstanding, plus the number of option shares for the applicable individual or group which are vested or will vest within 60 days of March 17, 2003 pursuant to the Company’s Stock Option Plan. (See “Stock Options” and “Compensation of Directors.”)

(Table and footnotes continued on following page.)

Name and Offices Held with Company[3]	Principal Occupation for the Past Five Years	Age	Director Since/Term to Expire	Common Stock Beneficially Owned on March 17, 2003
				Number of Shares[4]	Vested Option Shares[5]	Percentage of Shares Outstanding
Seon Hong Kim President, Chief Executive Officer and Director	President and Chief Executive Officer, Center Bank[11]	59	2000/ 2004 (1998)[6]	56,347	11,357	0.87%[10]

Warren A. Mackey[7] Director	President, Arles Advisors Inc. (Investment Management)	44	2002/ 2004 (2002)[6]	549,100	0	7.07%

Monica M. Yoon[7] Director	Pension Fund Manager, Rhackseung Yoon, M.D. Inc.	54	2000/ 2005 (1996)[6]	419,145	39,960	5.88%[10]

Yong Hwa Kim Senior Vice President, Chief Financial Officer and Corporate Secretary[12]	Senior Vice President and Chief Financial Officer, Center Financial Corporation[13]	51	n/a	7,815	1,080	0.11%[10]

James Hong Senior Vice President and Chief Lending Officer	Senior Vice President and Chief Lending Officer, Center Bank[14]	49	n/a	0	4,609	0.06%[10]

Directors and Executive Officers as a Group (11 persons)				3,162,343	153,748	41.89%[10]

Committees of the Board of Directors15

The Board of Directors has, among others, a standing audit committee, of which directors David Z. Hong (Chairman), Chang Hwi Kim, Peter Y. S. Kim, Chung Hyun Lee and Monica M. Yoon are members. During the fiscal year ended December 31, 2002, the Audit Committee held a total of twelve (12) meetings. The purpose of the Audit Committee is to monitor the quality and integrity of the Company’s accounting, auditing, internal control and financial reporting practices. The Committee selects the Company’s independent accountants, reviews the independence and performance of the independent accountants and makes certain that the independent accountants have the necessary freedom and independence to freely examine all of the Company’s records. Further, the Audit

(Certain footnotes appear on previous page.)

11 Seon Hong Kim has served as President and Chief Executive Officer of Center Bank since September 1998. Previously, he served in various senior executive positions at Hanmi Bank in Los Angeles since 1986. Mr. Kim has 31 years of experience in commercial banking.

12 Yong Hwa Kim is Senior Vice President, Chief Financial Officer and Corporate Secretary of Center Financial Corporation and Senior Vice President, Controller and Corporate Secretary of Center Bank.

13 Yong Hwa Kim has served as Senior Vice President, Chief Financial Officer and Corporate Secretary of Center Financial Corporation since October 2002 and as Senior Vice President/Controller and Corporate Secretary of Center Bank since June 2000. Ms. Kim has more than 24 years’ experience in the banking industry and is a Certified Public Accountant. Previously, she served as Senior Vice President/Cashier of Pacific Union Bank in California from March 1998 to June 2000.

14 James Hong has served as Senior Vice President/Chief Lending Officer of Center Bank since March 2002. Mr. Hong has more than 19 years’ banking experience and has served in various positions at Center Bank since 1989, including most recently as Senior Vice President/International and Corporate Lending since August 1999; as Senior Vice President/Special Assets Department and Consumer Loan Department from August 1998 to August 1999; and as Senior Vice President/Business Development from 1997 to August 1998.

15 Inasmuch as the Company did not acquire the outstanding shares of the Bank until October 2002, the information contained herein concerning the Board of Directors and committees for January through October 2002 is for the Bank, and information subsequent to the holding company reorganization in 2002 is for the Company.

Committee pre-approves all audit and permissible non-audit services to be performed by the independent accountants, with certain de minimus exceptions. Prior to the public release of annual and quarterly financial information, the Committee discusses with Management and the independent accountants the results of the independent accountants’ audit or limited review procedures associated with this information. The Committee oversees internal audit activities, including reviewing the internal audit plan, discussing various internal audit issues with Management, reviewing and concurring in the appointment or replacement of the director of the internal audit and confirming and assuring the objectivity of internal audits. The Committee also reviews codes of conduct and compliance therewith, and reviews expense account procedures for senior management. The Audit Committee Charter, a copy of which is attached hereto as Exhibit “A,” requires that the Audit Committee be comprised of at least three directors. No member of the Audit Committee, other than in his or her capacity as a member of the Board of Directors or Audit Committee, may accept any consulting, advisory or other compensatory fee from the Company. Further, each member of the Audit Committee, must be “independent” as defined by the rules of Nasdaq. All of the members of the Company’s audit committee are independent directors under those rules.

The Company has no standing nominating committee; however, the procedures for nominating directors, other than by the Board of Directors itself, are set forth in the Company’s Bylaws and in the Notice of Annual Meeting of Shareholders.

The Board also has a standing Compensation Committee, of which directors Sang Hoon Kim (Chairman), Chang Hwi Kim, Peter Y. S. Kim, Seon Hong Kim, Chung Hyun Lee and Monica M. Yoon are members. The primary function of the Compensation Committee, which met four (4) times during 2002, is to approve the employment of executive officers and oversee the formal performance evaluation process to supervise Management’s performance. Additionally, the Compensation Committee establishes guidelines for all compensation and benefits provided by the Company, and approves personnel policies recommended by senior officers of the Company.

During the fiscal year ended December 31, 2002, the Board of Directors of the Company held a total of twenty (20) meetings. Each director of the Company who served as a director during 2002 attended at least seventy-five percent (75%) of the aggregate of (1) the total number of such Board meetings and (2) the total number of meetings held by all committees of the Board on which such director served during 2002 (or during such shorter period as such person served as a director during 2002).

Report of the Audit Committee

The Audit Committee has reviewed and discussed with Management the Company’s audited consolidated financial statements as of and for the year ended December 31, 2002. The committee has discussed with the Company’s independent auditors, which are responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements with generally accepted accounting principles, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, including their judgments as to the quality of the Company’s financial reporting. The committee has received from the independent auditors written disclosures and a letter as required by the Independence Standards Board, Standard No. 1, as amended, and discussed with the independent auditors the firm’s independence from Management and the Company. In considering the independence of the Company’s independent auditors, the committee took into consideration the amount and nature of the fees paid to the firm for non-audit services, as described on the following page.

Submitted by:

David Z. Hong, Chairman

Chang Hwi Kim

Peter Y. S. Kim

Chung Hyun Lee

Monica M. Yoon

Change in Company’s Principal Accountant16

At its Board of Directors meeting on August 22, 2001, the Board of Directors of Center Bank terminated the services of KPMG LLP. At the same meeting, the Board of Directors selected the accounting firm of Deloitte & Touche as independent auditors for the remainder of the Bank’s 2001 fiscal year. The determination to replace KPMG was recommended by the audit committee and approved by the full Board of Directors of the Bank.

KPMG audited the consolidated financial statements for the Bank for the year ended December 31, 2000. KPMG’s report on the Bank’s financial statements for that fiscal year did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal year ended December 31, 2000 and the subsequent interim period January 1, 2001 through August 22, 2001, there were no disagreements between KPMG and the Bank on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

The Bank requested that KPMG review the disclosure in the proxy statement/prospectus dated September 25, 2002 relating to the holding company reorganization, and KPMG was given the opportunity to furnish the Bank with a letter addressed to the SEC containing any new information, clarification of the Bank’s expression of its views, or the respects in which it did not agree with the statements made by the Bank herein. Such letter was filed as an exhibit to the Registration Statement filed by the Company with the SEC in connection with the reorganization.

Fees

Audit Fees.    Aggregate fees billed by Deloitte & Touche for professional services rendered in connection with the audit of the Company’s annual consolidated financial statements for the fiscal year ended December 31, 2002 totaled approximately $87,500.

Financial Information System Design and Implementation Fees.    No fees were paid to Deloitte & Touche for financial information system design and implementation services rendered for the 2002 fiscal year.

All Other Fees.    The Company paid a total of $183,601 to Deloitte & Touche for all other services rendered for the 2002 fiscal year, consisting of $18,016 for a Bank Secrecy Act examination; $124,345 for services relating to the preparation and filing of the Company’s Form S-4 Registration Statement filed with the SEC in connection with the holding company reorganization; $9,000 for disclosures relating to swap accounting disclosure issues; $17,652 for consultation concerning prepayment history methodology regarding SBA loans; $12,948 for review of documentation concerning internal controls; and $1,640 for services relating to the preparation and filing of the Company’s Form S-8 Registration Statement filed with the SEC in connection with the registration of the Company’s stock option plan shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company during and with respect to the period from October 25, 2002 (effective date of the Company’s Exchange Act registration) through December 31, 2002, no director, executive officer or beneficial owner of 10% or more of the Bank or the Company’s common stock failed to file, on a timely basis, reports required during or with respect to this period by Section 16(a) of the Securities Exchange Act of 1934, as amended.

16  As the change in accountants occurred prior to the holding company reorganization in October 2002, all information in this section concerns Center Bank rather than Center Financial Corporation.

Executive Compensation

The following table sets forth certain summary compensation information with respect to the Chief Executive Officer and the only other executive officers of the Company whose total salary and bonus for the fiscal year ended December 31, 2002, exceeded $100,000 (the “Named Executive Officers”):

Summary Compensation Table

Long Term Compensation
		Annual Compensation			Stock Options Granted (Number of Shares)[18]	All Other
Name and Principal Position	Year	Salary	Bonus	Other[17]		Compensation[19]
Seon Hong Kim President and Chief Executive Officer	2002 2001 2000	$242,880[20] 186,667[20] 160,000[20]	$131,000 60,000 168,991	$15,600 13,500 9,520	0 71,928 0	$8,250 5,766 5,885
Yong Hwa Kim Senior Vice President and Chief Financial Officer	2002 2001 2000	111,697[20] 108,325[20] 48,230[21]	39,082 42,638 30,917	0 0 0	5,400 11,988 13,546	5,766 4,333 0
James Hong Senior Vice President and Chief Lending Officer	2002 2001 2000	97,999[20] 95,197[20] 93,446[20]	29,460 16,540 16,705	0 0 0	10,800 0 0	4,937 4,686 4,731

Stock Options

The Company’s 1996 Stock Option Plan (the “Plan”), intended to advance the interests of the Company by encouraging stock ownership on the part of participating employees and directors, was adopted by the shareholders of Center Bank on May 6, 1996. As part of the holding company reorganization effective in October 2002, the Company assumed the Plan from the Bank, so that the Plan now covers authorized but unissued shares of the Company’s common stock. The Plan provides for the issuance of both “incentive” and “non-qualified” stock options to full-time salaried officers and employees of the Company and of “non-qualified” stock options to non-employee directors of the Company. All options are granted at an exercise price of not less than 100% of the fair market value of the stock on the date of grant.22 Each option expires not later than ten (10) years from the date the option was granted. Options are exercisable in installments as provided in individual stock option agreements; provided, however, that if an optionee fails to exercise his or her rights under the options within the year such rights arise, the optionee may accumulate them and exercise the same at any time thereafter during the term of the option. In addition, in the event of a “Terminating Event,” i.e., a merger or consolidation of the Company as a result of which the Company will not be the surviving corporation, a sale of substantially all of the Company’s assets, or a change in ownership of at least 25% of the Company’s stock, all outstanding options under the Plan shall become exercisable in full (subject to certain notification requirements), and shall terminate if not exercised within a

17  Consists entirely of director’s fees.

18  As adjusted to reflect stock splits and dividends declared since the date of grant, including the 8% stock dividend paid to shareholders of record as of March 14, 2003.

19  Consists entirely of employer contributions to these individuals’ accounts pursuant to the Company’s 401(k) Plan (the “401(k) Plan”). The 401(k) Plan permits all participants to contribute up to 15% of their annual salary on a pre-tax basis (subject to a statutory maximum). The Company’s policy is to match 75% of the first 4% and 25% of the next 4% of the employee’s compensation contributed, up to a maximum of $11,000 per year in 2002 and $10,500 per year in 2001 and 2000, respectively.

20  Consists entirely of this individual’s salary, a portion of which was deferred pursuant to the 401(k) Plan.

21  Consists of salary paid from June 29, 2000 (date Yong Hwa Kim’s employment commenced) through December 31, 2000.

22  Exercise price per share is equivalent to market price per share on the date of grant, as determined by the Board of Directors of the Company, based upon trades in the Company’s Common Stock known to the Company and opening and closing prices quoted on the Nasdaq National Market concerning the Company’s Common Stock.

specified period of time, unless provision is made in connection with the Terminating Event for assumption of such options, or substitution of new options covering stock of a successor corporation. As of December 31, 2002, the Company had options outstanding to purchase a total of 651,32323 shares of its common stock under the Plan, with an average exercise price of $7.1423 per share with respect to all such options. As of that same date, the fair market value of the Company’s common stock was $13.35 per share.

The following table furnishes information regarding stock options granted to the Named Executive Officers during 2002:

Name	Number of Options Granted[23]	Percent of Total Options Granted to Employees During Period		Exercise or Base Price[23]	Expiration Date	Grant Date Present Value[24]
Seon Hong Kim	0	n/a		n/a	n/a	n/a
Yong Hwa Kim	5,400[25]	3.16%		$10.01	3/15/12	$54,050
James Hong	5,400[25] 5,400[25]	3.16 3.16	% %	10.01 11.85	3/15/12 5/15/12	54,050 64,000

The following information is furnished with respect to stock options exercised by the Named Executive Officers during 2002 and held by the Named Executive Officers as of December 31, 2002:

	Stock Options Exercised in 2002		Number of Unexercised Options at December 31, 2002[23]		Value of Unexercised In-the-Money Options at December 31, 2002[26]
Name	Shares Exercised	Value Realized[27]
			Exercisable	Unexercisable	Exercisable	Unexercisable
Seon Hong Kim	11,684	$55,966	11,357	47,952	$50,387	$212,739
Yong Hwa Kim	2,509	12,394	5,106	23,118	26,687	103,395
James Hong	0	n/a	2,449	13,249	17,471	32,925

Employment Agreement

The Company entered into an employment agreement with Seon Hong Kim effective September 1, 2001 (the “Agreement”), for a term of three years, at an initial annual base salary of $240,000 for the first year of the term, with annual increases based on increases in the applicable Consumer Price Index, not to exceed seven percent (7%) per year. Mr. Kim is also entitled to an incentive bonus equal to three percent (3%) of the amount of the Company’s pre-tax earnings (excluding gains or losses on the sale of securities and any other extraordinary income or losses) for that year which exceed the Company’s pre-tax earnings for the previous year; provided, however, that in no event shall such bonus be less than $40,000 nor more than the amount of Mr. Kim’s annual base salary, and provided further that if the Company’s pre-tax earnings for the year in question do not exceed those for the previous year, Mr. Kim shall receive such bonus as the Board of Directors, in its sole discretion, shall determine. Mr. Kim is also entitled to the use of a bank-owned automobile, medical and life insurance benefits, certain stock options, reimbursement for business expenses, and such club memberships as may be approved by the Board of Directors. In the event of termination without cause or due to a merger or corporate reorganization where there is a change in

23  As adjusted to reflect stock splits and dividends declared since the date of grant, including the 8% stock dividend declared for shareholders of record as of March 14, 2003.

24  The fair value of options was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: no dividend yield, expected volatility of 24%, risk-free interest rate of 4.9% and expected life of three to five years.

25  These options will become cumulatively exercisable as to 20% of such shares per year commencing one year from the date of grant.

26  Represents the excess of the aggregate fair market value over the aggregate exercise price of the shares at the time of exercise.

27  Represents the excess of the aggregate fair market value over the aggregate exercise price of the shares at December 31, 2002.

more than twenty-five percent (25%) ownership of the Company, Mr. Kim is entitled to receive the balance of the salary due under the Agreement or twelve (12) months’ severance pay, whichever is less.

Compensation of Directors

The directors are not paid any directors fees by the Company, but they receive directors fees from the Bank for services they provide as directors of the Bank. Non-employee directors of the Bank receive $3,000 per month ($2,000 per month prior to October 2002), the president receives $1,500 per month ($1,000 per month prior to October 2002) and the Chairman of the Board receives $3,600 per month ($3,000 per month prior to October 2002), for their membership on the Board and attendance at Board and committee meetings. The directors of the Bank also receive certain medical and dental benefits in excess of those provided to all employees of the Bank. Specifically, each director receives full medical and dental coverage (including dependent coverage) at no cost, compared to employees, who must pay between $50 and $160 per month depending on the type of coverage selected.

None of the non-employee directors was granted any stock options during 2002. During 2002, directors Monica M. Yoon, Chang Hwi Kim, Chung Hyun Lee, and David Z. Hong exercised stock options covering 37,647, 34,410, 89,576, and 89,576 shares28 of common stock, respectively, realizing values29 of $295,676, $254,634, $662,862, and $749,960 upon exercise. As of December 31, 2002, directors Chang Hwi Kim, Sang Hoon Kim and Monica M. Yoon held outstanding options covering 59,579, 96,742 and 39,960 shares,28 respectively, all at exercise prices of $4.31 per share,28 with expiration dates in 2004, all of which were exercisable in full. As of that same date, the fair market value of the Company’s common stock was $13.35 per share. Information concerning stock options held by Seon Hong Kim, who is also a Named Executive Officer, is set forth above under “Stock Options.”

Performance Graph30

The graph on the following page compares the yearly percentage change in cumulative total shareholders’ return on the Company’s stock with the cumulative total return of (i) the Nasdaq market index; (ii) all banks and bank holding companies listed on Nasdaq; and (iii) an index comprised of banks and bank holding companies located throughout the United States with total assets of between $500 million and $1 billion. The latter two peer group indexes were compiled by SNL Securities LP of Charlottesville, Virginia. The Company reasonably believes that the members of the third group listed above constitute peer issuers for the period from December 31, 1997 through December 31, 2002. The graph assumes an initial investment of $100 and reinvestment of dividends. The graph is not necessarily indicative of future price performance.

28 As adjusted to reflect stock splits and dividends declared since the date of grant, including the 8% stock dividend paid to shareholders of record as of March 14, 2003.

29 Represents the excess of the aggregate fair market value over the aggregate exercise price of the shares at the time of exercise.

30 Inasmuch as the Company did not acquire the outstanding shares of the Bank until October 2002, the information contained in the Performance Graph for part of 2002 and for prior years is for the Bank's stock. As of the effective date of the holding company reorganization (October 28, 2002), each outstanding share of common stock of the Bank was converted into one outstanding share of common stock of the Company.

	Period Ending
Index	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02

Center Financial Corporation	100.00	98.48	125.25	169.00	191.93	283.91
NASDAQ - Total US*	100.00	140.99	261.48	157.42	124.89	86.33
NASDAQ Bank Index*	100.00	99.36	95.51	108.95	117.97	120.61
SNL $500M-$1B Bank Index	100.00	98.32	91.02	87.12	113.02	144.30

*	Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2003. Used with permission. All rights reserved.

Board of Directors’ Compensation Committee Report

The Compensation Committee of the Board is responsible for overseeing the various compensation programs of the Company. It reviews and approves compensation objectives and benefit packages for all employees including executive officers. The committee is comprised of six (6) directors: Sang Hoon Kim (Chairman), Chang Hwi Kim, Peter Y. S. Kim, Chung Hyun Lee, Monica M. Yoon and Seon Hong Kim (President and Chief Executive Officer).

The objectives of the Committee are to ensure that compensation and benefits are at levels that enable the Company to attract, recruit and maintain highly capable and quality employees. In addition, the Compensation Committee seeks to align the interests of the Company’s officers and its shareholders and to provide rewards that are closely linked to bank-wide team and individual performance goals which are measured in terms of the Company’s profitability, growth and asset quality.

In order to evaluate the Company’s competitive position in the industry, the Committee reviews and analyzes the compensation packages, including base salary offered by community banks (surveyed by America’s Community Bankers), bonus plans, stock option plans and any other benefit packages offered by Korean-American community banks. The executive officers were subject to a 2% to 3% salary adjustment with performance incentives in 2002. Executive Officer bonuses are awarded annually and are determined based on the achievement by the Company of annual profitability goals and specific performance goals, except for the President, whose bonus is determined by a formula related to the Company’s profitability. Specifically, the President receives an incentive bonus equal to three percent (3%) of the amount of the Company’s pre-tax earnings for that year which exceed the Company’s pre-tax earnings for the previous year; provided, however, that in no event shall such bonus be less than $40,000 nor more than the amount of his annual base salary, and provided further that if the Company’s pre-tax earnings for the year in question do not exceed those for the previous year, his bonus is determined at the sole discretion of the Board of Directors.

In order to (i) provide an additional incentive for the Company’s officers and employees to contribute to the Company’s success, (ii) encourage their increased stock ownership in the Company, and (iii) enable the Company to be competitive in the industry with respect to compensation packages, the Company has continually had a stock option plan in effect and the Board of Directors grants options from time to time under the stock option plan. In 2002 the Board of Directors granted certain stock options to selected officers with the corporate title of Assistant Vice President and up, as well as to profit center managers and senior officers. Details concerning the stock option plan and options granted thereunder to the Named Executive Officers are set forth above under “Stock Options.”

Compensation Committee:
Sang Hoon Kim, Chairman
Chang Hwi Kim
Peter Y. S. Kim
Seon Hong Kim
Chung Hyun Lee
Monica M. Yoon

Compensation Committee Interlocks

The Compensation Committee is composed of six of the Company’s directors, including Seon Hong Kim, President and Chief Executive Officer. While Mr. Kim serves on this committee, he does not vote with respect to his own compensation.

Transactions with Directors and Executive Officers

Certain of the executive officers, directors and principal shareholders of the Company and the companies with which they are associated have been customers of, and have had banking transactions with, the Company in the ordinary course of the Company business since January 1, 2002, and the Company expects to continue to have such banking transactions in the future. All loans and commitments to lend included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons of similar creditworthiness, and in the opinion of Management, did not involve more than the normal risk of repayment or present any other unfavorable features.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

The Audit Committee has appointed Deloitte & Touche LLP as independent public accountants for the Company for the fiscal year ending December 31, 2003. Deloitte & Touche audited the Company’s financial statements for the year ended December 31, 2002. It is anticipated that a representative or representatives of Deloitte & Touche will be present at the annual meeting and will be available to respond to appropriate questions. All professional services rendered by Deloitte & Touche concerning the fiscal year ended December 31, 2002 were furnished at customary rates and terms.

PROPOSALS OF SHAREHOLDERS

Under certain circumstances, shareholders are entitled to present proposals at shareholder meetings. Any such proposal concerning the Company’s 2004 Annual Meeting of Shareholders must be submitted by a shareholder prior to December 26, 2003 in order to qualify for inclusion in the proxy statement relating to such meeting. The submission by a shareholder of a proposal does not guarantee that it will be included in the proxy statement. Shareholder proposals are subject to certain regulations and requirements under the federal securities laws.

The persons named as proxies for the 2004 Annual Meeting of Shareholders will have discretionary authority to vote on any shareholder proposal which is not included in the Company’s proxy materials for the meeting, unless the Company receives notice of the proposal by March 12, 2004. If proper notice is received by that date, the proxy holders will not have discretionary voting authority except as provided in federal regulations governing shareholder proposals.

OTHER MATTERS

Management does not know of any matters to be presented to the Meeting other than those set forth above. However, if other matters properly come before the Meeting, it is the intention of the Proxy Holders to vote said Proxy in accordance with the recommendations of the Board of Directors, and authority to do so is included in the Proxy.

DATED: April 25, 2003	CENTER FINANCIAL CORPORATION

/s/ SEON HONG KIM
Seon Hong Kim President and Chief Executive Officer

A COPY OF THE COMPANY’S 2002 ANNUAL REPORT ON FORM 10-K/A INCLUDING FINANCIAL STATEMENTS (BUT WITHOUT EXHIBITS) FILED WITH THE SEC IS BEING SENT TO SHAREHOLDERS TOGETHER WITH THIS PROXY STATEMENT. IF A SHAREHOLDER DESIRES COPIES OF THE EXHIBITS TO THE REPORT, THEY WILL BE PROVIDED UPON PAYMENT BY THE SHAREHOLDER OF THE COST OF FURNISHING THE EXHIBITS TOGETHER WITH A WRITTEN REQUEST TO YONG HWA KIM, SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER OF THE COMPANY, AT 3435 WILSHIRE BOULEVARD, SUITE 700, LOS ANGELES, CALIFORNIA 90010.

CENTER FINANCIAL CORPORATION

AUDIT COMMITTEE CHARTER

I.	AUDIT COMMITTEE PURPOSE

The Audit Committee of Center Financial Corporation (the “Company”) is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee’s primary duties and responsibilities are to:

•	Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance;

•	Appoint the Company’s independent auditors;

•	Monitor the independence and performance of the Company’s independent auditors, the external audit function and the loan review function; and

•	Provide an avenue of communication among the independent auditors, management, the external audit function, and the Board of Directors.

II.	AUDIT COMMITTEE AUTHORITY

•	The Audit Committee has the authority to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

•	The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the Company.

•	The Audit Committee has the authority to appoint and determine the compensation of the independent auditors, and the Company shall provide appropriate funding for such compensation.

•	The Audit Committee has the authority to resolve disagreements between the Company’s management and the independent auditors regarding financial reporting.

III.	AUDIT COMMITTEE COMPOSITION AND MEETINGS

•	Independence. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be an independent director, free from any relationship that would interfere with the exercise of his or her independent judgment. No audit committee member, other than in his or her capacity as a member of the Board of Directors or of the Audit Committee, may accept any consulting, advisory or other compensatory fee from the Company. No Audit Committee member may be an officer of or otherwise affiliated with the Company or any parent or subsidiary thereof. Each member of the Audit Committee shall also meet the definition of an “independent director” as such term is defined by The National Association of Securities Dealers, Inc. (“NASD”).

•	Understanding of Finance and Accounting. All members of the Audit Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Audit Committee shall have accounting or related financial management expertise.

•	Appointment of Audit Committee Chair. Audit Committee members shall be appointed by the Board. If an Audit Committee Chair is not designated or present, the members of the Audit Committee may designate a Chair by majority vote of the Audit Committee membership.

APPENDIX “A”

•	Meetings of Audit Committee. The Audit Committee shall meet at least six times annually, or more frequently as circumstances dictate. The Audit Committee should meet privately in executive session at least annually with Management, the independent auditors, and as a committee to discuss any matters that the Audit Committee or each of these groups believe should be discussed. In addition, the Audit Committee, or at least its Chair, should communicate with Management and the independent auditors quarterly to review the Company’s financial statements and significant findings based upon the auditors’ limited review procedures.

IV.	AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

A.	Review Procedures. The Audit Committee shall:

1.	Review and reassess the adequacy of this charter at least annually. Submit the charter to the Board of Directors for approval annually and have the document published at least every three years in accordance with SEC regulations.

2.	Review the Company’s annual audited financial statements prior to filing or distribution. Review should include discussion with Management and the independent auditors of significant issues regarding accounting principles, practices, and judgments.

3.	In consultation with Management and the independent auditors, consider the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and the steps Management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors together with Management’s responses, if any.

4.	Review with financial management and the independent auditors the Company’s quarterly financial results prior to the release of earnings and/or the Company’s quarterly financial reports prior to filing or distribution. Discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with AICPA SAS 61 (see item B.5). The Chair may represent the entire Audit Committee for purposes of this review.

5.	Review the budget, plan, changes in plan, activities and organizational structure, as needed.

6.	On at least an annual basis, review with the Company’s counsel any legal matters that could have a significant impact on the Company’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies, if any.

B.	Independent Auditors.

1.	The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and shall be responsible for the appointment of the independent auditors and approve any discharge of auditors when circumstances warrant.

2.	The Audit Committee shall approve the fees and other significant compensation to be paid to the independent auditors.

3.	On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they may have with the Company that could impair the auditors’ independence, and the Audit Committee shall receive the written disclosures and the letters from independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committee), as such may be modified or supplemented.

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4.	The Audit Committee shall review the independent auditors’ plan and discuss scope, staffing, locations, reliance upon Management, and external audit and general audit approach.

5.	Prior to releasing the year-end earnings, the Audit Committee shall discuss the results of the audit with the independent auditors, and shall discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

6.	The Audit Committee shall consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

7.	The Audit Committee shall pre-approve all audit and permissible non-audit services to be performed by the independent auditors, provided that pre-approval is not required with respect to non-audit services if:

•	the aggregate amount of all such non-audit services provided to the Company constitutes 5% or less of the total amount paid by the Company to its independent auditor during the fiscal year in which the non-audit services are provided;

•	such services were not recognized at the time of the engagement to be non-audit services; and

•	such services are promptly brought to the attention of the Audit Committee and are approved by the Audit Committee or by one or more members of the Audit Committee to whom authority to grant such approvals has been delegated by the Audit Committee prior to the completion of the Audit.

C.	Other Audit Committee Responsibilities. The Audit Committee shall also:

1.	Annually prepare a report to shareholders as required by the SEC. This report should be sent to shareholders with or prior to the Company’s annual proxy statement.

2.	Review significant reports prepared by the Company’s internal and/or external loan review personnel together with Management’s response and follow-up to these reports.

3.	Perform any other activities consistent with this charter, the Company’s bylaws, and governing law, as the Committee or the Board deems necessary or appropriate.

4.	Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the forgoing activities.

5.	Establish procedures for:

•	the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

•	the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

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REVOCABLE PROXY

CENTER FINANCIAL CORPORATION

ANNUAL MEETING OF SHAREHOLDERS – May 14, 2003

The undersigned shareholder(s) of Center Financial Corporation (the “Company”) hereby nominates, constitutes and appoints David Z. Hong, Chang Hwi Kim and Seon Hong Kim, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Olympic Office of Center Bank, 2222 West Olympic Boulevard, Los Angeles, California 90006 on Wednesday, May 14, 2003 at 6:00 p.m., and at any adjournment or adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

1.    Election of Directors. Authority to elect the one class of five (5) nominees and one class of four (4) nominees, with Class I having an initial term of two years, and Class II having an initial term of one year. The nominees are as follows:

Class I (terms to expire in 2005)	Class II (terms to expire in 2004)
David Z. Hong	Jin Chul Jhung
Chang Hwi Kim	Peter Y. S. Kim
Sang Hoon Kim	Seon Hong Kim
Chung Hyun Lee	Warren A. Mackey
Monica M. Yoon

☐ AUTHORITY GIVEN	☐ AUTHORITY WITHHELD
To vote for all nominees (except as indicated to the contrary below).	To vote for all nominees.

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S),

PLEASE WRITE THE INDIVIDUAL’S OR INDIVIDUALS’ NAME(S) IN THE SPACE BELOW)

2.    To transact such other business as may properly come before the Meeting and at any adjournment or adjournments thereof. Management at present knows of no other business to be presented by or on behalf of the Company or its Board of Directors at the Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF “AUTHORITY GIVEN” FOR PROPOSAL 1. THE PROXY SHALL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN. IF NO INSTRUCTIONS ARE GIVEN, THE PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED “AUTHORITY GIVEN” FOR PROPOSAL 1.

IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED

IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

PLEASE SIGN AND DATE ON REVERSE SIDE.

PLEASE SIGN AND DATE BELOW.

(Number of Shares)	Dated:

(Please Print Name)	(Signature of Shareholder)

(Please Print Name)	(Signature of Shareholder)

(Please date this Proxy and sign your name as it appears on your stock certificates. Executors, administrators, trustees, etc., should give their full titles. All joint owners should sign.)

I (We) do do not expect to attend the Meeting.

Number of persons: